Exhibit 4.2.7

SIXTH SUPPLEMENTAL INDENTURE, dated as of November 26, 2013 (the “Sixth Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

WHEREAS, the Issuer, the Guarantors thereto and the Trustee are parties to that certain Indenture dated as of April 13, 2010 (the “Indenture”) pursuant to which the Company issued its 7.15% Senior Notes due 2020 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of North Carolina, Inc., and the Trustee are parties to the First Supplemental Indenture, dated as of April 6, 2011, pursuant to which Meritage Homes of North Carolina, Inc. was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, Carefree Title Agency, Inc., and the Successor Trustee are parties to the Second Supplemental Indenture, dated as of February 14, 2012, pursuant to which Carefree Title Agency, Inc. was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, M&M Fort Myers Holdings, LLC, and the Trustee are parties to the Third Supplemental Indenture, dated as of March 7, 2012, pursuant to which M&M Fort Myers Holdings, LLC was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Florida Realty LLC and the Trustee are parties to the Fourth Supplemental Indenture, dated as of August 21, 2012, pursuant to which Meritage Homes of Florida Realty LLC was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Tennessee, Inc. and the Trustee are parties to the Fifth Supplemental Indenture, dated as of September 3, 2013, pursuant to which Meritage Homes of Tennessee, Inc. was added as a Guarantor;

WHEREAS, Section 2.01 of the Indenture contemplates that Additional Notes in an unlimited principal amount may be authenticated upon a written order of the Issuer in the form of an Officer’s Certificate of the Issuer;

WHEREAS, Section 2.01 of the Indenture also contemplates that upon receipt of an Issuer Request and Officer’s Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement or any registration rights agreement relating to the Additional Notes is effective, the Trustee shall authenticate an additional series of Notes for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act;

WHEREAS, the provisions contained in Section 2.01 of the Indenture and described in the immediately previous Recital contemplate that additional series of Notes may be authenticated pursuant to an Issuer Request and Officer’s Request relating to “any registration rights agreement relating to Additional Notes.”

WHEREAS, the definition of Registration Rights Agreements contained in Section 1.01 of the Indenture captures only the registration rights agreement dated as of the Issue Date (defined in the Indenture as April 13, 2010);

WHEREAS, the inconsistency between Section 2.01 of the Indenture and the definition of Registration Rights Agreement in Section 1.01 of the Indenture is a defect or ambiguity or inconsistency because Section 2.01 contemplates that unlimited amounts of Additional Notes having identical terms and conditions may be issued and that such Additional Notes may be authenticated relating to an exchange offer specified in any registration rights agreement (emphasis added), which is inconsistent with the static definition of Registration Rights Agreement.

WHEREAS, it is necessary to include registration rights agreements relating to Additional Notes in the definition of Registration Rights Agreement in order to give the holders of Additional Notes that are party to a registration rights agreement the full and intended benefits of the Indenture;

WHEREAS, Section 8.01(3) and Section 8.01(6) of the Indenture provide that the Issuer and the Trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;

WHEREAS, to correct this defect and ambiguity and inconsistency, the Issuer and Trustee desire to amend the definition of Registration Rights Agreement contained in the Indenture pursuant to Section 8.01(3) and Section 8.01(6);

WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1. Definition of Registration Rights Agreement. The definition of Registration Rights Agreement contained in Section 1.01 of the Indenture is amended and restated in its entirety to read as follows:

“Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date among the Issuer, the Guarantors and the Initial Purchasers and any registration rights agreement related to the Additional Notes entered into after the Issue Date.”

2. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Sixth Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Issuer and makes no representations as to the validity or enforceability the Issuer.

3. Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

4. Holders Bound. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Successors and Assigns. This Sixth Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6. Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

7. Governing Law. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ C. Timothy White
	Name:	C. Timothy White
	Title:	General Counsel, Executive Vice President and Secretary

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

[Signature Pages to Sixth Supplemental Indenture]

GUARANTORS:

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and-Assistant Secretary

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC
Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

MERITAGE HOMES OF NEVADA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH GOLF, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CALIFORNIA URBAN HOMES, LLC

By:	Meritage Homes of California, Inc.
Its:	Sole Member and Manager

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

MERITAGE HOMES OPERATING COMPANY, LLC

By:	Meritage Holdings, L.L.C.
Its:	Manager

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

WW PROJECT SELLER, LLC

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF THE CAROLINAS, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CAREFREE TITLE AGENCY, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Sixth Supplemental Indenture – Continued]

M&M FORT MYERS HOLDINGS, LLC, a Delaware limited liability company

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member and Manager

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF FLORIDA REALTY LLC, a Florida limited liability company

By:	Meritage Homes of Florida, Inc.
Its:	Manager and Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TENNESSEE, INC., an Arizona corporation

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[End of Signature Pages to Sixth Supplemental Indenture]